                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                               (Amendment No. 2)

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [_]

                           Check the appropriate box:

                         [_] Preliminary Proxy Statement

                        [_] CONFIDENTIAL, FOR USE OF THE
                        COMMISSION ONLY (AS PERMITTED BY
                                RULE 14A-6(E)(2))

                         [X] Definitive Proxy Statement

                       [_] Definitive Additional Materials

     [_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                             RMH Teleservices, Inc.
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                (Name of Registrant as Specified In Its Charter)



     ---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------

(5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

     -------------------------------------------------------------------------

     (2)   Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3)   Filing Party:

     -------------------------------------------------------------------------

     (4)   Date Filed:

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

                                     [LOGO]

                             RMH TELESERVICES, INC.
                                40 Morris Avenue
                               Bryn Mawr, PA 19010

                    Notice of Annual Meeting of Shareholders
                             to Be Held on Thursday
                                February 28, 2002


To the Shareholders:

         The Annual Meeting of Shareholders of RMH Teleservices, Inc. (the "Company") will be held at 10:00 AM on Thursday, February 28, 2002 at The Gregg Conference Center at The American College, 270 South Bryn Mawr Avenue, Bryn Mawr, Pennsylvania 19010 for the following purposes:

         1. To elect one director who shall hold office until the 2005 Annual Meeting of Shareholders.

         2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 30, 2002.

         3. To consider and act upon a proposal to amend the 1996 Stock Incentive Plan to increase the number of shares available for grants under the 1996 Stock Incentive Plan from 1,450,000 to 1,950,000.

         4. To consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock available for issuance by the Company from 20,000,000 shares to 50,000,000 shares.

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on February 5, 2002 will be entitled to notice of, and to vote at, the meeting and any adjournment or adjournments thereof. This notice, the Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about February 8, 2002.

         Information concerning the matters to be acted upon at the meeting is set forth in the accompanying Proxy Statement.

         All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy. In any event, you remain entitled to revoke your proxy at any time before it is exercised. A copy of the Company's Annual Report is also enclosed.

                                    Sincerely,


                                    Michael J. Scharff
                                    Secretary


Bryn Mawr, Pennsylvania
February 7, 2002

                             RMH TELESERVICES, INC.
                                40 Morris Avenue
                          Bryn Mawr, Pennsylvania 19010

                                -----------------

                                 PROXY STATEMENT

                                -----------------

                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors of RMH Teleservices, Inc., a Pennsylvania corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held at The Gregg Conference Center at The American College, 270 South Bryn Mawr Avenue, Bryn Mawr, Pennsylvania 19010 at 10:00 AM on Thursday, February 28, 2002. Only shareholders of record on February 5, 2002 will be entitled to notice of, and to vote at, the Meeting. Each share of the Company's common stock, without par value (the "Common Stock"), outstanding on the record date is entitled to one vote on each matter to be considered.

         This Proxy Statement, the foregoing notice and the accompanying proxy are first being mailed to shareholders on or about February 8, 2002.

         The Board of Directors of the Company (the "Board") does not intend to bring any matter before the Meeting except as specifically indicated in this notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominee of the Board in the election of one director whose term of office will extend until the 2005 Annual Meeting of Shareholders and until his successor is duly elected and qualified, "FOR" the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year ending September 30, 2002 ("Fiscal 2002"), "FOR" the amendment to the 1996 Stock Incentive Plan to increase the number of shares available for grants under the 1996 Stock Incentive Plan from 1,450,000 to 1,950,000 and "FOR" the amendment to the Company's Articles of Incorporation to increase the number of shares of Common Stock available for issuance by the Company from 20,000,000 shares to 50,000,000 shares.

         Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Quorum And Voting

         At the close of business on January 25, 2002, the Company had outstanding 13,468,065 shares of Common Stock.


         The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on each matter to be voted upon at the Meeting will constitute a quorum as to each such matter. In the event that the Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned Meeting, although less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.

         In the election of directors, the nominee receiving a plurality of the votes cast at the Meeting shall be elected. Approval of all other proposals to be submitted to shareholders in accordance with the foregoing notice of the Meeting and as set forth in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the Meeting by holders of shares entitled to vote thereon. For purposes of determining the number of votes cast with respect to the proposal to ratify the selection of independent public accountants, the proposal to amend the 1996 Stock Incentive Plan to increase the number of shares available for grants under the 1996 Stock Incentive Plan from 1,450,000 to 1,950,000 and the proposal to amend the Company's Articles of Incorporation to increase the number of shares of Common Stock available for issuance by the Company from 20,000,000 shares to 50,000,000 shares, only those cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting. In the election of directors, shareholders shall not have cumulative voting rights.

Solicitation

         The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain shareholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor. The Company has engaged StockTrans, Inc., the registrar and transfer agent for the Common Stock, to solicit proxies and distribute materials to brokerage houses, banks, custodians and other nominee holders. The Company will pay StockTrans, Inc. approximately $3,000 for these services.

                               SECURITY OWNERSHIP

         The following table shows information concerning the beneficial ownership of the outstanding shares of Common Stock as of January 25, 2002 by
(i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each person who served as Chief Executive Officer of the Company during the fiscal year ended September 30, 2001 ("Fiscal 2001") and each other executive officer of the Company who was an executive officer on the last day of Fiscal 2001 and whose salary, bonus and commission for Fiscal 2001 exceeded $100,000 for all services rendered in all capacities to the Company (collectively, the "Named Executive Officers"), (iii) each director, and (iv) all directors and executive officers as a group. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission ("SEC") and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power as well as any shares which the person has the right to acquire within 60 days after January 25, 2002 through the exercise of any stock options, warrants or otherwise.


                                                              Number of Shares                   Percent of
          Executive Officers, Directors and                   of Common Stock                   Common Stock
                  Beneficial Owners                          Beneficially Owned              Beneficially Owned
--------------------------------------------------        -------------------------      --------------------------
SAFECO Common Stock Trust - SAFECO Growth
Opportunities Fund(1)(2) ................................        1,382,896                        10.0%
Jeffrey J. Jensen(3)(4) .................................        1,156,138                         8.6%
Jami J. Jensen(3) .......................................          968,500                         7.2%
Julie J. Jensen(3) ......................................          958,500                         7.1%
James J. Jensen(3)(5) ...................................          943,682                         7.0%
Ronald L. Jensen(3)(6) ..................................          931,682                         6.9%
Janet J. Jensen(3) ......................................          868,500                         6.4%
Gladys M. Jensen(3) .....................................          813,000                         6.0%
SAFECO Resource Series Trust - Growth Opportunities
Portfolio(1)(7) .........................................          691,448                         5.1%
John A. Fellows(8) ......................................          359,765                         2.7%
Robert M. Berwanger(9) ..................................          128,167                           *
Michael J. Scharff(10) ..................................          106,000                           *
Paul J. Burkitt(11) .....................................           93,000                           *
Paul W. Little(12) ......................................           74,000                           *
J. Scot Brunke(13) ......................................           70,000                           *
Herbert Kurtz(14) .......................................           29,000                           *
Gregory Lakin(15) .......................................            8,500                           *
David P. Madigan(16) ....................................            2,000                           *
All Executive Officers and Directors as a Group
(10 persons)(3)(4)(8)(9)(10)(11)(12)(13)(14)(15)(16) ....        2,026,570                        14.7%


----------

 * Less than 1%

(1) The address of each of the aforementioned entities is 610 Union St., Suite 2500, Seattle, Washington 98101.

(2)  Includes 345,724 shares issuable pursuant to the exercise of warrants.

(3) The address of each of the aforementioned individuals is 6500 Belt Line Road, Suite 170, Irving, Texas 75063.

(4)  Includes 2,000 shares issuable pursuant to the exercise of options.


(5) Includes 118,682 shares owned by JFO 1, LLC, an entity in which James J. Jensen owns approximately a 34% interest.

(6) Does not include 76,000 shares of Common Stock and 76,000 shares issuable pursuant to the exercise of warrants owned by Texas Margins, LLC or 23,122 shares of Common Stock and 7,491 shares issuable pursuant to the exercise of warrants owned by Gladshare 1, LLC. Texas Margins, LLC and Gladshare 1, LLC are entities organized by an affiliate of Ronald L. Jensen and to which Ronald L. Jensen has loaned funds used to purchase the shares and warrants referenced above. Ronald L. Jensen owns no equity interest in, and disclaims beneficial ownership of, the shares of Common Stock owned by Texas Margins, LLC and Gladshare 1, LLC and the shares of Common Stock issuable upon the exercise of warrants owned by Texas Margins, LLC and Gladshare 1, LLC. Includes 118,682 shares owned by JFO 1, LLC, an entity in which Ronald L. Jensen owns approximately a 66% interest.

(7)  Includes 172,862 shares issuable pursuant to the exercise of warrants.

(8)  Includes 85,000 shares issuable pursuant to the exercise of options.

(9)  Includes 76,667 shares issuable pursuant to the exercise of options.

(10) Includes 54,000 shares issuable pursuant to the exercise of options. Also includes 2,000 shares of Common Stock held by a joint trust with rights of survivorship for the benefit of Mr. Scharff and his wife.

(11) Includes 39,000 shares issuable pursuant to the exercise of options.

(12) Includes 24,000 shares issuable pursuant to the exercise of options.

(13) Includes 20,000 shares issuable pursuant to the exercise of options.

(14) Includes 19,000 shares issuable pursuant to the exercise of options.

(15) Includes 4,000 shares issuable pursuant to the exercise of options.

(16) Represents 2,000 shares issuable pursuant to the exercise of options.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Board of Directors

          The bylaws of the Company provide for the Board to consist of three classes, with each class being as equal in number as possible. At each annual meeting of shareholders, directors are elected for a full term of three years to succeed directors whose terms are expiring. The Board has nominated John A. Fellows to serve as director until his successor in office has been duly qualified and elected. Mr. Fellows currently serves as director and has indicated a willingness to continue to serve as a director. In the event that Mr. Fellows becomes unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board may recommend, unless the Board reduces the number of directors.

          Proxies for holders of Common Stock executed on the enclosed form will be voted, in the absence of other instructions, "FOR" the election of Mr. Fellows.

          Set forth below, with respect to each nominee for director and each director continuing in office, is the name and age of such nominee or director, the time period during which he has served as a director of the Company and his principal occupation or employment and business affiliations at present and during the past five years.

Nominee for Term Expiring in 2005

          JOHN A. FELLOWS, age 37, joined the Company as Chief Executive Officer in September 1998 and was elected to the Board in December 1998. Prior to joining the Company, Mr. Fellows was President of Telequest Teleservices, an Arlington, Texas based teleservices company, from April 1997 to August 1998. From April 1993 to April 1997, Mr. Fellows was employed by Paging Network, Inc. ("PageNet"), a wireless messaging company. During his four-year tenure with PageNet, Mr. Fellows served as Vice President and General Manager.

         The Board recommends a vote FOR the nominee listed above.

Directors Continuing in Office

Terms Expiring in 2004

          HERBERT KURTZ, age 75, became a director of the Company in September 1996. Mr. Kurtz was elected Chairman of the Board in February 1999. Since January 1997, Mr. Kurtz has held the position of Administrator with Cynwyd Investments, a real estate management and development firm.

          GREGORY LAKIN, age 58, became a director of the Company in April 2000. Mr. Lakin currently serves as Managing Partner of The Lakin Group, Inc., a provider of staffing and recruiting services. The Lakin Group acquired certain assets from eJobs, Inc. in November 2000. Mr. Lakin was Regional President, General Manager and a director of eJobs, Inc., until it sold certain assets to The Lakin Group, Inc. in November 2000. Prior to joining eJobs, Inc., from 1996 through 1998, Mr. Lakin was President and General Manager for the Dallas Professional Services Division of Inacom Corp., a channel assembling company. From 1994 to 1996, Mr. Lakin was a principal in the telecommunications practice group of A.T. Kearney, Inc., a management consulting firm.

Terms Expiring in 2003

          DAVID P. MADIGAN, age 62, became a director of the Company in September 1996. Since June 2000, Mr. Madigan has been a self-employed consultant to the insurance industry. From September 1999 to June 2000, Mr. Madigan served as Senior Vice President of AIG Marketing, Inc. From October 1994 to September 1999, Mr. Madigan served as Senior Vice President and Chief Operations Officer of Personal Lines Direct Marketing Operations for CNA Insurance Companies.

          JEFFREY J. JENSEN, age 42, became a director of the Company in April 2000. He has been the President and owner of Specialized Association Services, Ltd., which provides a full complement of marketing and administrative services to regional and national trade associations, for more than five years. Between 1996 and July 1998, Specialized Association Services, Ltd. was known as CORE Marketing, Inc. and provided direct mail and telemarketing facilities in addition to its other activities. Mr. Jensen has also been the President of United Group Service Centers, Inc., an employee leasing company, since January 2000, and prior to that was its Vice President for more than five years. Mr. Jensen is a director of NetLojix Communications, Inc. Mr. Jensen is a designee of certain shareholders of the Company pursuant to the terms of an Amended and Restated Shareholder Agreement by and among the Company and the signatories thereto, which is described in this proxy statement under the caption "Certain Relationships and Related Transactions."

Meetings of The Board of Directors and Committees

          The Board held a total of seven meetings during Fiscal 2001 and took certain other actions by unanimous consent. During Fiscal 2001, each member of the Board attended at least 75% of the meetings of the Board and committees of the Board held during the period for which he was a director.

          The Board has an Audit Committee, a Compensation Committee and an Administrative Committee.

          The Audit Committee of the Board presently consists of Messrs. Kurtz, Madigan and Jensen. It held six meetings during Fiscal 2001. The Audit Committee recommends the engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

          The Compensation Committee of the Board presently consists of Messrs. Kurtz, Madigan, Jensen and Lakin. It held three meetings during Fiscal 2001. The Compensation Committee reviews and recommends compensation and compensation changes for executives of the Company and members of the Board.

          The Administrative Committee of the Board is a subcommittee of the Compensation Committee and is responsible for granting options to purchase Common Stock under the 1996 Stock Incentive Plan to all executive officers of the Company. The Administrative Committee, presently consisting of Messrs. Madigan and Kurtz, is also responsible for granting Awards to the participants in the RMH Teleservices, Inc. 2001 Stock Award Plan. The Administrative Committee held one meeting during Fiscal 2001.

          There are no other standing committees of the Board.

Compensation of Directors

          The Company's directors, other than Messrs. Kurtz and Fellows, are entitled to receive a fee of $2,500 for attendance at each quarterly meeting and a fee of $750 for attendance at each special meeting of the Board. While in office, each director, other than Messrs. Kurtz and Fellows, will be awarded options to purchase 2,000 shares of Common Stock during each fiscal year. Mr. Kurtz is entitled to receive an annual fee of $40,000 and options to purchase 4,000 shares of Common Stock during each fiscal year for his service as Chairman of the Board and his participation on the Audit Committee, Compensation Committee and Administrative Committee.

                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board has selected Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for Fiscal 2002 and recommends that the shareholders vote for ratification of such appointment. If the shareholders do not ratify this appointment, the Board will reconsider its selection. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

          The Board recommends a vote FOR Proposal 2.

                                   PROPOSAL 3

                   AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

General

          The Board of Directors adopted, subject to shareholder approval, and now recommends for approval by the shareholders, an amendment to the 1996 Stock Incentive Plan to increase the number of shares of Common Stock available for grants of Options or Awards (each as defined below) under the 1996 Stock Incentive Plan from 1,450,000 to 1,950,000. The following is a brief summary of the 1996 Stock Incentive Plan as modified by the proposed amendment. This summary is qualified in all respects by the text of the 1996 Stock Incentive Plan as proposed to be amended, a copy of which is attached hereto as Appendix A.

          The 1996 Stock Incentive Plan is designated the RMH Teleservices, Inc. 1996 Stock Incentive Plan.

          Under the 1996 Stock Incentive Plan, the Company may grant options to purchase shares, with or without related stock appreciation rights ("SARs"), or may make grants of shares ("Awards"), which may or may not be subject to restrictions, to certain participants. Options granted under the 1996 Stock Incentive Plan may be either non-qualified stock options ("Non-Qualified Options") or options intended to qualify as "incentive stock options" ("Incentive Options" and, together with the Non-Qualified Options, the "Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

Purpose of the 1996 Stock Incentive Plan

          The purpose of the 1996 Stock Incentive Plan is to advance the interests of the Company, its shareholders and its subsidiaries by providing selected directors, employees, consultants and advisors, upon whom the Company's sustained growth and financial success depend, to acquire or increase their proprietary interest in the Company through receipt of rights to acquire Common Stock and through transfers or issuances of Common Stock.

Amount of Common Stock Subject to Options and Grants of Restricted Shares Under the 1996 Stock Incentive Plan

          The 1996 Stock Incentive Plan provides for the grant of Options and Awards covering an aggregate of 1,950,000 shares of the Common Stock, assuming approval of the amendment being submitted for shareholder approval at the Meeting. The number of shares of Common Stock subject to Options and grants of Common Stock is subject to adjustment to reflect changes in the Company's capitalization. Any shares of Common Stock subject to an Option that is not exercised prior to expiration or that otherwise terminates or which have been conveyed back to the Company pursuant to the terms of the Award under which they were granted will thereafter be available for further grant under the 1996 Stock Incentive Plan. As of January 25, 2002, grants of Options covering an aggregate of 1,103,653 shares of Common Stock were outstanding under the 1996 Stock Incentive Plan. As of January 25, 2002, 109,943 shares of Common Stock were available for grants of Options and Awards under the 1996 Stock Incentive Plan. To date, no Awards have been granted under the 1996 Stock Incentive Plan.

Administration of the 1996 Stock Incentive Plan

          The 1996 Stock Incentive Plan is administered by a committee or committees designated by the Board of Directors or by the Board of Directors itself in its administrative capacity with respect to the 1996 Stock Incentive Plan (any committee of the Board of Directors with administrative responsibility with respect to the 1996 Stock Incentive Plan, or the Board of Directors itself, as the case may be, is referred to as the "Committee"). Subject to the conditions set forth in the 1996 Stock Incentive Plan, the Committee has full and final authority to determine the number of Options or Awards granted, the individuals to whom and the time or times at which such Options or Awards shall be granted and be exercisable, the exercise prices, vesting schedules, if any, and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary; provided, that no more than 100,000 shares of Common Stock may be subject to Options granted to any individual employee in any one calendar year. The Committee also will, in its discretion, determine whether to grant any SARs in conjunction with any Option granted under the 1996 Stock Incentive Plan, subject to the requirement that each SAR relates to a specific Option granted under the 1996 Stock Incentive Plan and is granted concurrently with such Option. The number of SARs granted to any Option holder may not exceed the number of shares of Common Stock which such Option holder is entitled to purchase pursuant to the related Option.

Participants

          Options and Awards may be granted under the 1996 Stock Incentive Plan to any person who is a director, employee, consultant or advisor of the Company. Approximately 8,500 employees and 5 directors are eligible to participate in the 1996 Stock Incentive Plan. No consultants or advisors were granted any Options or Awards under the 1996 Stock Incentive Plan in Fiscal 2001.

Option Exercise Price

          The exercise price of each Non-Qualified Option granted under the 1996 Stock Incentive Plan may be less than, equal to, or greater than the fair market value of a share of Common Stock on the date the Option is granted. The exercise price of each Incentive Option granted under the 1996 Stock Incentive Plan shall be determined by the Committee and shall be at least 100% of the fair market value of a share of Common Stock on the date the Option is granted (or at least 110% if the recipient owns, directly or by attribution under the Code, shares of Common Stock having 10% of the total combined voting power of all classes of shares of the Company (a "10% Shareholder") or any subsidiary of the Company). The payment of the exercise price of an Option may be made in cash or shares, as more fully described under "Exercise of Options."

          Fair market value shall be determined by the Committee in accordance with the 1996 Stock Incentive Plan and such determination shall be binding upon the Company and upon the holder.

Term of Options

          Incentive Options may be granted for a term of up to ten years (five years in the case of a grant to a 10% Shareholder), which may extend beyond the term of the 1996 Stock Incentive Plan.

Exercise of Options

          The terms governing the exercise of Options granted under the 1996 Stock Incentive Plan shall be determined by the Committee, which may limit the number of Options exercisable in any period.

          Payment of the exercise price upon exercise of an Option may be made in cash or certified or cashier's check or by any other means, including a combination of cash and shares of Common Stock and the automatic application of Common Stock received upon exercise of an Option to satisfy the exercise price of additional Options, to the extent permitted by the Committee. Where payment is made in shares of Common Stock, such shares of Common Stock shall be valued for such purpose at the fair market value of such shares of Common Stock on the date of delivery. Nevertheless, the Committee reserves the right to impose from time to time such limitations and prohibitions on the use of the shares of Common Stock to exercise an Option as it deems appropriate.

Non-Transferability

          Options granted under the 1996 Stock Incentive Plan are not transferable other than by will or by the laws of descent and distribution or as otherwise determined by the Committee and specified in the grant documents governing the Options (each, an "Option Document").

Conditions on Exercise; Forfeiture

          The Committee may specify in any Option Document and in any agreement governing the terms of an Award (an "Award Agreement") any conditions under which the recipient of such Option or Award may be required to forfeit the shares of Common Stock covered by such Option or Award upon termination of the recipient's employment or other conditions.

Amendment and Termination of the 1996 Stock Incentive Plan

          The Committee may at any time and from time to time amend, suspend or terminate the 1996 Stock Incentive Plan, but may not, without the approval, within twelve months before or after such action, of the shareholders of the Company representing a majority of the voting power, change the class of individuals eligible to receive an Incentive Option or increase the maximum number of shares subject to Options or Awards that may be granted under the 1996 Stock Incentive Plan.

          The Committee, in its sole discretion, may amend the 1996 Stock Incentive Plan and any outstanding Option or Award if such amendment is to eliminate any provision that it determines is no longer required to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to provide the recipient of such grant an exemption from potential liability under Section 16(b) of the Exchange Act and the rules and regulations thereunder.

Change in Control

          In the event of a change in control, as defined in the 1996 Stock Incentive Plan, the Committee may take whatever actions it deems necessary or desirable with respect to any outstanding Options (which need not be treated identically) including, without limitation, accelerating (a) the expiration or termination date in the respective Option Documents to a date no earlier than thirty days after notice of such acceleration is given to the Option holders, or
(b) the exercisability of the Option. Notwithstanding the foregoing, in the event of a change in control, Options granted pursuant to the 1996 Stock Incentive Plan will become automatically exercisable in full but only with respect to those Option holders who, in the good faith determination of the Board, are likely to have their relationship with the Company or any Affiliate (as defined in the 1996 Stock Incentive Plan) terminated as a result of such change in control.

Effective Date and Term of the 1996 Stock Incentive Plan

          The Company's shareholders originally approved the 1996 Stock Incentive Plan on August 20, 1996 and the 1996 Stock Incentive Plan became effective on August 20, 1996. The effective date of the 1996 Stock Incentive Plan, as amended and restated, is January 18, 2000. Incentive Options may not be granted after August 19, 2006.

Terms of Award

          The Committee will determine the terms and conditions, if any, applicable to Awards, which may include a period during which the Common Stock subject to the Award may not be sold, assigned, transferred, pledged or otherwise encumbered. Unless otherwise determined by the Committee, a recipient of a Common Stock award will have the same rights as an owner of Common Stock, including the right to receive cash distributions and to vote the Common Stock.

Market Value of the Common Stock

          The closing sale price of the Common Stock on the Nasdaq Stock Market's National Market on January 25, 2002 was $18.20 per share.


Certain Federal Income Tax Consequences

        The 1996 Stock Incentive Plan is not subject to the provisions of
Section 401(a) of the Code.

          Incentive Options. With respect to Incentive Options granted under the 1996 Stock Incentive Plan, no income generally will be recognized by an optionee for federal income tax purposes at the time such an Option is granted or at the time it is exercised solely by reason of its exercise. If the optionee makes no disposition of the Common Stock so received within two years from the date the Incentive Option was granted and one year from the receipt of the Common Stock pursuant to the exercise of the Incentive Option, he or she will generally recognize capital gain or loss upon disposition of the Common Stock. Capital gains are subject to a maximum federal income tax rate of 20% if the Common Stock had been held for a period in excess of 12 months, and otherwise are subject to the same tax rates as are applicable to other income.

          While no ordinary income tax is recognized by an optionee on the exercise of an Incentive Option, the amount by which the fair market value of a share at the time of exercise exceeds the option exercise price is required to be included in the optionee's "alternative minimum taxable income" in the year the optionee exercises the Incentive Option. Currently, the maximum alternative minimum tax rate is 28%. If an optionee pays alternative minimum tax with respect to the exercise of an Incentive Option, the amount of such tax paid may be allowed as a credit against regular tax liability in subsequent years. The optionee's basis in the shares for purposes of the alternative minimum tax will also be adjusted when income from a disposition of the shares is included in alternative minimum taxable income.

          If the optionee disposes of Common Stock acquired by exercise of an Incentive Option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the Common Stock on the date the Option was exercised or the fair market value at the time of such disposition exceeds the exercise price. Any amount realized upon such a disposition in excess of the fair market value of the Common Stock on the date of exercise generally will be treated as capital gain (subject to the maximum federal income tax rates determined by reference to the holding period of the Common Stock as noted above). A disqualifying disposition will include the use of Common Stock acquired upon exercise of an Incentive Option in satisfaction of the exercise price of another Option prior to the satisfaction of the applicable holding period.

          The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Company generally will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition (assuming that such amount constitutes reasonable compensation).

          Non-Qualified Options. The grant of a Non-Qualified Option under the 1996 Stock Incentive Plan will not generally be subject to federal income tax. Upon exercise, however, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Gain or loss on the subsequent sale of Common Stock received on exercise of a Non-Qualified Option generally will be capital gain or loss (with the maximum federal income tax rate determined by reference to the holding period of the Common Stock as noted above).

          Upon exercise of a Non-Qualified Option, the Company generally will be entitled to a compensation deduction for federal income tax purposes in the year and in the same amount as the optionee or grantee is considered to have recognized ordinary income (assuming that such compensation is reasonable and that provision is made for withholding of federal income taxes, where applicable). In general, under Section 162(m) of the Code (the "Million Dollar Cap"), no deduction is allowed for remuneration in excess of $1,000,000 paid by the Company during any taxable year to any of the Chief Executive Officer or the four highest compensated executive officers (other than the Chief Executive Officer). Remuneration for this purpose excludes certain performance-based compensation. The Company believes that all general requirements applicable to the 1996 Stock Incentive Plan under the performance-based compensation rules have been met in order for specific Option grants to be treated as giving rise to performance-based compensation. It is anticipated that the 1996 Stock Incentive Plan will be administered so that all Non-Qualified Options will in fact qualify as performance-based and any income recognized on their exercise will be exempt from the Million Dollar Cap.

         Awards. If an Award is granted under the 1996 Stock Incentive Plan, the recipient may or may not be subject to restrictions during a vesting period established with respect to the Award. If an Award is fully vested as of the date it is granted, the excess of the value of the shares transferred pursuant to the Award over the amount, if any, that the recipient is required to pay for the shares is treated as ordinary compensation income to the recipient, and will be a deductible compensation expense to the Company (subject to limitations on deductibility generally applicable to compensation payments). If the Award is subject to restrictions during a vesting period that are properly treated as constituting a "substantial risk of forfeiture" for federal income tax purposes, the recipient of an Award will generally include in his or her taxable income for federal income tax purposes the value of the shares over the amount, if any, paid for the shares, as of the dates the shares become vested. This income will be treated as ordinary compensation income in determining the recipient's tax liability for the relevant year (as explained below).

         In general, if property is transferred to an individual in connection with arrangements related to compensation for services provided by that individual, the excess of the fair market value of the property transferred over the purchase price paid for the property, if any, is treated as taxable compensation income (that is taxed as additional ordinary income). In the case of an Award granted for no purchase price, the full value of the shares transferred will be treated as compensation income of the grantee. This income must be recognized, absent an election under Section 83(b) of the Code, as explained below, at the time the shares cease to be subject to a "substantial risk of forfeiture."

         If shares transferred pursuant to an Award are subject to forfeiture on, for example, a termination of employment of the recipient prior to the date the shares "vest," that forfeiture possibility would normally be treated as constituting a substantial risk of forfeiture for these purposes. The recipient of such an Award would normally recognize the value of the shares granted as they become vested, taking into account the value not as of the date the Award was granted, but as of the vesting date of the shares. On a sale of the shares, the Award recipient would calculate his or her capital gain or loss by reference to the value of the shares on the vesting date, and would determine the character of the gain or loss as long or short term by measuring the holding period starting as of the vesting date.

         The recipient of an Award that is subject to vesting may, however, make an election under Section 83(b) of the Code. Such an election will cause the recipient to recognize an amount of ordinary income equal to the fair market value of the shares transferred as of the date the Award is granted (rather than as of the vesting date), and on a subsequent sale of those shares, the holding period would also be calculated by reference to the grant date rather than the vesting date. If the shares are subsequently forfeited, the employee will not be able to claim a loss under applicable tax rules (which only permit recognition of a loss if there has been a purchase price paid for the shares, and only to the extent of such purchase price).

         To make an election under Section 83(b) of the Code, a recipient of an Award that is subject to vesting must file the election no later than 30 days after the date of the Award. This is done by filing a written statement with the IRS office where the employee files his or her returns, and a copy with the Company. A copy of the filing must also be included in the participant's tax return for the year of the purchase. The 83(b) election statement must contain the following information: the name, address and taxpayer identification number of the taxpayer, a description of the shares received, the date of the Award and the taxable year for which the election is made, the nature of the restrictions on the shares, the fair market value of the shares as of the Award date, the purchase price paid for the shares, if any, and a statement indicating that copies of the election have been furnished to other persons as required. The statement must be signed and must indicate that it is made under Section 83(b) of the Code. A copy of the 83(b) election is also required to be filed along with the Award recipients federal income tax return for the year in which the Award was granted.

Accounting Consequences

         The current accounting treatment of Options selected by the Company provides that no amount is accrued as compensation and thus charged against earnings unless the Options were granted: (i) with an exercise price that is below the market price of the Common Stock subject to the Option or (ii) to consultants, advisors or other non-employees of the Company. In the former circumstance, the excess of such market price over the exercise price is fixed at the date of grant and is amortized, through a charge against earnings, over the period to which the compensation represented by the Options is deemed attributable. This is typically the vesting period of the Options. In the latter circumstance, the fair value of the Option is amortized, through a charge against earnings, over the period to which the compensation represented by the Option is deemed attributable.

Employee Retirement Income Security Act of 1974

         The 1996 Stock Incentive Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

                               NEW PLAN BENEFITS*

                   Amendment to the 1996 Stock Incentive Plan

               Name and Principal Position               Number of Options
           -----------------------------------------   ---------------------
           John A. Fellows .........................         30,000
             Chief Executive Officer

           J. Scot Brunke ..........................         60,000
             Executive Vice President and
             Chief Financial Officer

           Robert M. Berwanger .....................         20,000
             Executive Vice President and
             Chief Operating Officer

           Paul J. Burkitt .........................         12,000
             Executive Vice President Sales
             and Marketing

           Paul W. Little ..........................         42,000
             Executive Vice President of Human
             Resources

           Michael J. Scharff ......................         12,000
             Executive Vice President,
             Secretary and Treasurer

             Executive Group .......................        176,000

             Non-Executive Director Group ..........         10,000

             Non-Executive Officer Employee Group ..        224,000


* The benefits and amounts that will be received by or allocated to each of the above under the Amendment to the 1996 Stock Incentive Plan cannot be determined. The above table shows the benefits and amounts which were received by each of the above for Fiscal 2001 under the 1996 Stock Incentive Plan.

                                   PROPOSAL 4

                          APPROVAL OF AMENDMENT TO THE
                      ARTICLES OF INCORPORATION TO INCREASE
                 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Company's Articles of Incorporation, as amended (the "Articles"), currently authorize the issuance by the Company of 20,000,000 shares of Common Stock. As of January 25, 2002, the Company had outstanding approximately 13,468,065 shares of Common Stock and options and warrants to purchase an additional 2,117,487 shares of Common Stock. Upon review of the Company's current capital structure, the Board of Directors has determined to present to the shareholders of the Company this Proposal 4 to amend the Articles to increase the authorized Common Stock to 50,000,000 shares. Under this amendment,
Article 1 of the Articles would be amended and restated in its entirety as follows:


         "1. The Corporation shall have the authority to issue a total of Fifty-Five Million (55,000,000) shares of capital stock which shall be divided into Fifty Million (50,000,000) shares of Common Stock, no par value per share (the "Common Stock"), and Five Million (5,000,000) shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"). Section 1521(d) of the Pennsylvania Business Corporation Law of 1988, as amended, shall not apply to the shares of capital stock of the Corporation."

         While there are no current plans to issue additional shares of Common Stock beyond the limits currently authorized by the Articles, Proposal 4 would permit the Company to maintain the flexibility of having sufficient authorized capital for possible stock splits, stock dividends, stock and convertible debt or equity offerings, acquisitions and other corporate purposes. Based on the foregoing, the Board has approved Proposal 4 and hereby submits it to the shareholders of the Company for approval.

         The Board recommends a vote FOR Proposal 4.

                             EXECUTIVE COMPENSATION

Summary Of Executive Compensation

         The following table sets forth certain information with respect to compensation paid or accrued by the Company for Fiscal 2001 to the Named Executive Officers:

                           Summary Compensation Table

                                                                                             Long-Term
                                                                                            Compensation
                                                                                     ------------------------
                                                    Annual Compensation                         Awards
                                       --------------------------------------------  ------------------------
                                                                                     Restricted    Securities
                                Fiscal                             Other Annual         Stock      Underlying       All Other
  Name and Principal Position    Year  Salary($)     Bonus($)    Compensation($)(1)  Award(s)($)   Options(#)   Compensation($)(2)
------------------------------  ------ ----------   ----------   ------------------  -----------   ----------   ------------------
John A. Fellows ..............   2001   680,000     130,000                         418,750  (4)     30,000           8,441
   Chief Executive Officer       2000   314,231     332,500            --                --              --           5,509
                                 1999   276,250     189,231(3)         --                --              --           3,878

J. Scot Brunke ...............   2001   192,115(5)   75,000                         209,375  (6)     60,000             823
   Executive Vice President
   and Chief Financial
   Officer

Robert M. Berwanger ..........   2001   304,615     100,000                         209,375  (7)     20,000           2,006
   Executive Vice President      2000   254,027     118,750            --                --              --           5,670
   and Chief Operating           1999   234,969      95,000            --                --              --           4,765
   Officer

Paul J. Burkitt ..............   2001   231,717      75,000                         209,375 (10)     12,000           3,628
   Executive Vice President      2000   208,461      95,000            --                --              --           4,931
   Sales and Marketing           1999   122,308(8)  105,494(9)         --                --          60,000           2,361

Paul W. Little ...............   2001   205,409      70,000                         209,375 (14)     42,000          10,293
   Executive Vice President      2000   162,750      50,825            --                --              --           4,386
   of Human Resources            1999    45,231(11) 100,000(12)   106,945(13)            --          40,000           1,476

Michael J. Scharff ...........   2001   186,924      40,000                         209,375 (15)     12,000          11,514

 Executive Vice President,           2000    166,769     76,000           --             --          --           9,904
 Secretary and Treasurer             1999    153,616     64,000           --             --          --           9,104

--------------------

(1) During the fiscal years ended September 30, 1999, September 30, 2000 and September 30, 2001, certain individuals in this table received personal benefits not reflected for such years, the dollar value of which did not for any of such individuals exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individuals for such year.

(2) Represents (a) the amount in premiums paid by the Company with respect to a life insurance plan for the benefit of the referenced officer, (b) the amount contributed by the Company to the 401(k) account of the referenced officer, and (c) the amount in premiums paid by the Company with respect to a medical insurance policy and dental insurance policy for the benefit of the referenced officer in excess of the amount generally paid on behalf of all salaried employees.

(3) Pursuant to the terms of Mr. Fellows' original employment agreement, he was granted a total of 100,000 shares of the Company's restricted Common Stock. The value of such shares was $1,075,000 on September 28, 2001, the last trading day of the Company's last completed fiscal year. The shares vest at a rate of 20,000 shares per year on each of September 8, 1999, September 8, 2000, September 8, 2001, September 8, 2002 and September 8, 2003.

(4) Under Mr. Fellows' new employment agreement, he was granted an additional 100,000 shares of restricted Common Stock. This grant was effected on the first business day following the filing of the Company's Registration Statement on Form S-8 (File No. 333-59014) in connection with the Company's 2001 Stock Award Plan. The value of Mr. Fellows' shares under this grant was $1,075,000 on September 28, 2001, the last trading day of the Company's last completed fiscal year. The shares vest at a rate of 33,333-1/3 shares per year on each of January 16, 2001, January 16, 2002 and January 16, 2003.

(5)  Mr. Brunke joined the Company in January 2001.

(6) Mr. Brunke was granted 50,000 shares of restricted Common Stock. This grant was effected on the first business day following the filing of the Company's Registration Statement on Form S-8 (File No. 333-59014) in connection with the Company's 2001 Stock Award Plan. The value of Mr. Brunke's shares under this grant was $537,500 on September 28, 2001, the last trading day of the Company's last completed fiscal year. The shares vest at a rate of 16,666-2/3 shares per year on each of January 16, 2001, January 16, 2002 and January 16, 2003.

(7) Mr. Berwanger was granted 50,000 shares of restricted Common Stock. This grant was effected on the first business day following the filing of the Company's Registration Statement on Form S-8 (File No. 333-59014) in connection with the Company's 2001 Stock Award Plan. The value of Mr. Berwanger's shares under this grant was $537,500 on September 28, 2001, the last trading day of the Company's last completed fiscal year. The shares vest at a rate of 16,666-2/3 shares per year on each of January 16, 2001, January 16, 2002 and January 16, 2003.

(8)  Mr. Burkitt joined the Company in February 1999.

(9) Includes a $32,494 signing bonus paid to Mr. Burkitt upon his joining the Company as Senior Vice President--Sales and Marketing in February 1999.

(10) Mr. Burkitt was granted 50,000 shares of restricted Common Stock. This grant was effected on the first business day following the filing of the Company's Registration Statement on Form S-8 (File No. 333-59014) in connection with the Company's 2001 Stock Award Plan. The value of Mr. Burkitt's shares under this grant was $537,500 on September 28, 2001, the last trading day of the Company's last completed fiscal year. The shares vest at a rate of 16,666-2/3 shares per year on each of January 16, 2001, January 16, 2002 and January 16, 2003.

(11) Mr. Little joined the Company in May 1999.

(12) Includes a $30,000 signing bonus paid to Mr. Little upon his joining the Company as Senior Vice President of Human Resources in May 1999.

(13) Consists of a reimbursement for relocation expenses and related federal income tax obligations.

(14) Mr. Little was granted 50,000 shares of restricted Common Stock. This grant was effected on the first business day following the filing of the Company's Registration Statement on Form S-8 (File No. 333-59014) in connection with the Company's 2001 Stock Award Plan. The value of Mr. Little's shares under this grant was $537,500 on September 28, 2001, the last trading day of the Company's last completed fiscal year. The shares vest at a rate of 16,666-2/3 shares per year on each of January 16, 2001, January 16, 2002 and January 16, 2003.

(15) Mr. Scharff was granted 50,000 shares of restricted Common Stock. This grant was effected on the first business day following the filing of the Company's Registration Statement on Form S-8 (File No. 333-59014) in connection with the Company's 2001 Stock Award Plan. The value of Mr. Scharff's shares under this grant was $537,500 on September 28, 2001, the last trading day of the Company's last completed fiscal year. The shares vest at a rate of 16,666-2/3 shares per year on each of January 16, 2001, January 16, 2002 and January 16, 2003.

Stock Option Exercises and Holdings

     The following table shows the number of options granted to the Company's Named Executive Officers during Fiscal 2001:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                Potentially Realizable Value At
                                                                                                     Assumed Rates of Stock
                                                      Individual Grants                      Price Appreciation for Option Term (1)
                                  --------------------------------------------------------   --------------------------------------
                                    Number of       % of Total
                                    Securities        Options                                     At 5%              At 10%
                                    Underlying      Granted to      Exercise                      Annual             Annual
                                     Options         Employees      Price per   Expiration        Growth             Growth
                  Name               Granted      In Fiscal Year    Share ($)      Date            Rate               Rate
         -----------------------  --------------  ---------------  -----------  ----------   ----------------  --------------------
         John A. Fellows              30,000            7.5%          4.1875     1/16/11        $  79,005          $ 200,214
         J. Scot Brunke               60,000           15.0%            5.00     1/22/11        $ 188,668          $ 478,123
         Robert M. Berwanger          20,000            5.0%          4.1875     1/16/11        $ 110,607          $ 280,300
         Paul J. Burkitt              12,000            3.0%          4.1875     1/16/11        $  52,670          $ 133,476
         Paul W. Little               42,000           10.5%          4.1875     1/16/11        $  31,602          $  80,086
         Michael J. Scharff           12,000            3.0%          4.1875     1/16/11        $  31,602          $  80,086

------------------

(1) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Code and any applicable state laws, or option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of up to five years. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future growth of the price of the Common Stock.

                          FISCAL YEAR-END OPTION VALUES

         None of the Named Executive Officers exercised any stock options in Fiscal 2001. The following table provides the number and value of stock options held by the Named Executive Officers as of September 30, 2001.

                                   Number of Securities
                                  Underlying Unexercised                   Value of Unexercised In-The-
                                      Options as of                             Money Options as of
                                   September 30, 2001                          September 30, 2001(1)
                         -----------------------------------------   -----------------------------------------
                            Exercisable           Unexercisable         Exercisable ($)      Unexercisable ($)
                         -----------------     -------------------   --------------------  -------------------
John A. Fellows                75,000                55,000                656,250                 415,625
Scot Brunke                        --                60,000                     --                 345,000
Robert M. Berwanger            60,000                40,000                423,750                 272,500
Paul J. Burkitt                30,000                42,000                262,500                 341,250
Paul W. Little                 20,000                62,000                156,240                 431,865
Michael J. Scharff             45,000                27,000                317,813                 184,688

--------------------

(1) The closing price of the Company's Common Stock on the Nasdaq National Market on September 28, 2001, the last trading day prior to September 30, 2001, was $10.75 per share.

Employment Agreements

         The Company entered into an employment agreement with John A. Fellows in October 2000, which was executed in August 2001, providing for Mr. Fellows' continued employment as our Chief Executive Officer. Under the terms of the employment agreement, Mr. Fellows is to be paid an annual base salary of $650,000 for the first year. Annual increases thereafter will be determined by the Board of Directors or the Compensation Committee. The employment agreement entitles Mr. Fellows to an annual bonus as will be determined by a majority of the Board of Directors or the Compensation Committee, but such bonus will not be less that 20% of Mr. Fellows' base salary (at the then-applicable rate). If Mr. Fellows, in the sole discretion of the Board of Directors or Compensation Committee, meets certain targets set by the Board of Directors or the Compensation Committee, such annual bonus will be 70% of Mr. Fellows' annual base salary (at the then-applicable rate). Pursuant to the employment agreement, Mr. Fellows was granted an additional 100,000 shares of restricted Common Stock vesting upon the earlier of a change of control (as defined in the employment agreement), Mr. Fellows' death, or upon a three year vesting cycle commencing January 16, 2001, provided Mr. Fellows has not been terminated under certain sections of his employment agreement as of the anniversary date as set forth in the employment agreement. If Mr. Fellows' employment is terminated within three months before or six months after the occurrence of a change of control (as defined in the employment agreement), the Company is obligated to pay Mr. Fellows a lump sum severance payment equal to 100% of Mr. Fellows' base salary (at the then-applicable rate) for 24 months and continue to provide certain fringe benefits (as set forth in the employment agreement). If his employment is terminated without cause (as defined in the employment agreement), the Company is obligated to pay Mr. Fellows' base salary (at the then-applicable rate) for 24 months following such termination plus the prorated annual bonus, so long as he executes and does not revoke a separation agreement and general release. The employment agreement also contains provisions regarding the protection of confidential information, the assignment of inventions to the Company and a covenant not to compete for 24 months following the termination of his employment.

         The Company entered into an employment agreement with Paul J. Burkitt in February 1999 providing for Mr. Burkitt's employment with the Company. Under the terms of the employment agreement, Mr. Burkitt is to be paid a base salary of $200,000 per annum until September 2000. In October 2000, the Compensation Committee and the Board approved an increase in Mr. Burkitt's base salary to $212,000 per annum effective October 2000. Annual increases thereafter will be determined by the Company's management. The employment agreement entitles Mr. Burkitt to a $20,000 signing bonus, net of taxes and an annual bonus compensation target of $100,000, based upon performance goals set by management. Pursuant to the terms of the employment agreement, Mr. Burkitt was granted an option to acquire 60,000 shares of Common Stock which vests in four equal annual installments, commencing on February 24, 2000, provided Mr. Burkitt remains employed with the Company.

         In March 1998, the Company entered into an employment agreement with Robert M. Berwanger in connection with the selection of Mr. Berwanger as the Company's Chief Operating Officer, which was subsequently amended in August 1998. The initial term of the agreement is to expire on April 1, 2002; however, either the Company or Mr. Berwanger can terminate this employment agreement for any or no reason upon 30 days' prior notice to the other. Under the terms of the employment agreement, Mr. Berwanger is to be paid an annual salary of $225,000, which will be adjusted annually to reflect an increase at least the greater of 5% of his base compensation or the minimum of the percentage increase of the Wage Increase for the metropolitan statistical area of Philadelphia. In October 2000, the Compensation Committee and the Board approved an increase in Mr. Berwanger's base salary to $285,000 per annum effective October 2000. The employment agreement also entitles Mr. Berwanger to receive an annual bonus in an amount to be determined in the discretion of the Board. If the Company terminates Mr. Berwanger's employment without cause (as defined in his employment agreement), the Company is obligated to pay Mr. Berwanger 100% of his base compensation and fringe benefits for the 17 months following termination. In addition, if Mr. Berwanger's employment is terminated within three months before or six months after a change of control (as defined in his employment agreement), the Company is obligated to pay Mr. Berwanger a lump sum equal to 100% of the base salary otherwise payable during the 17 months following termination and to continue to pay 100% of fringe benefits for a period of 17 months following termination. If the Company terminates Mr. Berwanger's employment for cause or upon his death or disability, or if Mr. Berwanger voluntarily terminates his employment with the Company, the Company will have no further obligation to pay Mr. Berwanger any amounts in compensation other than amounts that accrued prior to such termination. Mr. Berwanger's employment agreement also contains provisions regarding the protection of confidential information and assignment of inventions to the Company, a covenant not to compete from the effective date of the agreement until the expiration of six months following his termination for any reason and a covenant not to solicit any of the Company's employees, customers or suppliers to terminate their relationships with the Company from the effective date until the expiration of 24 months after his termination for any reason.

         In August 1998, the Company entered into an employment agreement with Michael J. Scharff providing for Mr. Scharff's employment as Executive Vice President. The initial term of the agreement is to expire on August 31, 2002; however, either the Company or Mr. Scharff can terminate this employment agreement for any or no reason upon 30 days' prior notice to the other. Under the terms of the employment agreement, Mr. Scharff is to be paid an annual salary of $150,000, which will be adjusted annually to reflect an increase at least the greater of 5% of his base compensation or the minimum of the percentage increase of the Wage Increase for the metropolitan statistical area of Philadelphia. In October 2000, the Compensation Committee and the Board of Directors approved an increase in Mr. Scharff's base salary to $180,000 per annum effective October 2000. The employment agreement also entitles Mr. Scharff to receive an annual bonus, which amount is to be determined in the discretion of the Board of Directors. If the Company terminates Mr. Scharff's employment without cause (as defined in his employment agreement), the Company is obligated to pay Mr. Scharff 100% of his base compensation and fringe benefits for the 17 months following termination. In addition, if there is a change of control (as defined in his employment agreement), the Company is obligated to pay Mr. Scharff a lump sum bonus of $50,000 in addition to any salary, annual bonus severance or other compensation he would otherwise be entitled to under his employment agreement. If the Company terminates Mr. Scharff's employment for cause or upon his death or disability, or if Mr. Scharff voluntarily terminates his employment with the Company, the Company will have no further obligation to pay Mr. Scharff any amounts in compensation other than amounts that accrued prior to such termination. Mr. Scharff's employment agreement also contains provisions regarding the protection of confidential information and assignment of inventions to the Company, a covenant not to compete from the effective date of the agreement until the expiration of six months following his termination for any reason and a covenant not to solicit any of the Company's employees, customers or suppliers to terminate their relationships with the Company from the effective date until the expiration of 24 months after his termination for any reason.

         In April 1999, the Company entered into an employment agreement with Paul W. Little providing for Mr. Little's employment with the Company. Under the terms of the employment agreement, Mr. Little is to be paid a base salary of $140,000 per annum with an increase in October 2000 to $160,000 per annum. Annual increases thereafter will be determined by the Company's management. In October 2000, the Compensation Committee and the Board approved an increase in Mr. Little's base salary to $191,000 per annum effective October 2000. The employment agreement entitles Mr. Little to a $30,000 signing bonus, an annual bonus in the range of up to 50% of his base salary, as determined by the Company's management. In addition, the employment agreement provides for a bonus of $70,000 for Fiscal 1999 and a minimum annual bonus of $30,000 beginning in Fiscal 2000, payable in equal monthly installments conditioned upon Mr. Little's continued employment at the time each installment is due. The remaining portion of Mr. Little's annual bonus, if any, will be paid in accordance with the Company's corporate bonus pay plan. The employment agreement further provides that the Company will pay for the remaining portion of the executive MBA program of Mr. Little's choice. Pursuant to the terms of the employment agreement, Mr. Little was granted an option to acquire 40,000 shares of Common Stock which vests in four equal annual installments, commencing on May 24, 2000, provided Mr. Little remains employed with the Company. In addition, in the event Mr. Little's employment is terminated without cause (as defined in the employment agreement), the Company is obligated to continue to pay Mr. Little's base salary (at the then-applicable rate) for a period of twelve months following such termination and a one time relocation allowance, if necessary, not to exceed $75,000, so long as Mr. Little executes and does not revoke a separation agreement and general release agreement acceptable to the Company. The employment agreement also contains provisions regarding the protection of confidential information from the date of the agreement and for a period of 12 months following the cessation of Mr. Little's employment with the Company. The employment agreement also contains a provision regarding the assignment of inventions to the Company and a covenant not to compete from the date of the agreement until twelve months following of the termination of Mr. Little's employment with the Company.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee presently consists of Messrs. Kurtz, Madigan, Jensen and Lakin, who served on the Compensation Committee throughout Fiscal 2001. The Administrative Committee presently consists of Messrs. Kurtz and Madigan, who served on the Administrative Committee throughout Fiscal 2001.

         On March 30, 2001, pursuant to a stock purchase agreement of the same date, in a private placement transaction, Jeffrey J. Jensen purchased 400,182 shares of the Company's Common Stock, James J. Jensen purchased 175,000 shares of the Company's Common Stock, Ronald L. Jensen and Gladys M. Jensen jointly purchased 313,000 shares of the Company's Common Stock, and each of Janet J. Jensen, Jami J. Jensen and Julie J. Jensen purchased 310,000 shares of the Company's Common Stock from the Company at the then-current market price of $5.50 per share, for an aggregate purchase price of approximately $10,000,001. Jeffrey J. Jensen is a member of the Company's Compensation Committee. Ronald L. Jensen and Gladys M. Jensen are the parents of

Jeffrey J. Jensen. Janet J. Jensen, Jami J. Jensen, Julie J. Jensen and James J. Jensen are all siblings of Jeffrey J. Jensen.

         On July 19, 2001, the Company borrowed $5,000,000 from an affiliate of Jeffrey J. Jensen. This loan was a short term loan, with an interest rate of 8.5% per annum and a maturity date of September 24, 2001. The maturity date on this loan was subsequently extended to October 24, 2001. This loan has since been repaid in full by the Company.

         On October 26, 2001, pursuant to a stock purchase agreement of the same date, in a private placement transaction, three entities purchased from the Company, at a purchase price of $9.6417 per unit, each unit comprised of one share and one-third of a warrant, an aggregate of 217,804 shares of Common Stock and warrants to purchase 83,491 shares of the Company's Common Stock at an exercise price of $12.00 per share, for an aggregate purchase price of $2,000,000. The shares of the Company's Common Stock and warrants to purchase shares of the Company's Common Stock were allocated among the three entities as follows: JFO 1, LLC received 118,682 shares of the Company's Common Stock for a purchase price of approximately $1,144,296; Texas Margins, LLC received 76,000 shares of the Company's Common Stock and warrants to purchase 76,000 shares of the Company's Common Stock for a purchase price of approximately $732,769; and Gladshare 1, LLC purchased from the Company 23,122 shares of the Company's Common Stock and warrants to purchase 7,491 shares of the Company's Common Stock for a purchase price of approximately $222,935. Ronald L. Jensen and James J. Jensen have approximately a 66% and 34% membership interest, respectively, in JFO 1, LLC. Texas Margins, LLC and Gladshare 1, LLC are entities organized by affiliates of Ronald L. Jensen and to which Ronald L. Jensen loaned funds used to purchase the above-referenced shares of Common Stock and warrants. Ronald L. Jensen owns no equity interest in, and disclaims beneficial ownership of, the shares of Common Stock owned by Texas Margins, LLC and Gladshare 1, LLC and the shares of Common Stock issuable upon the exercise of warrants owned by Texas Margins, LLC and Gladshare 1, LLC. In lieu of a placement fee, JFO 1, LLC, Texas Margins, LLC and Gladshare 1, LLC each received a credit of approximately 5% of their pro rata share of the total selling price of the securities sold in this private placement transaction and the three entities received warrants to purchase shares of the Company's Common Stock equal to approximately 5% of the total shares of Common Stock purchased by such entities on October 26, 2001, in the same proportion as the placement fee received by the placement agent in a related private placement transaction which was completed on September 28, 2001.

         The Company has an arrangement with Excel Global Services Ltd. whereby the Company manages a call center for Excel Global Services, Ltd. in the United Kingdom. For these management services, Excel Global Services, Ltd. paid the Company $47,721.68 in Fiscal 2001 and has paid the Company $25,000 per month since the end of Fiscal 2001. The arrangement between the Company and Excel Global Services, Inc. can be terminated at will by either party. Ronald L. Jensen owns approximately 57% of the stock of Excel Global Services, Inc.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors consists entirely of directors who are not employees of the Company. The Committee is currently comprised of Messrs. Kurtz, Madigan, Jensen and Lakin. The Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Company's compensation policies are and will continue to be structured to enable the Company to attract, retain and motivate highly qualified executive officers to contribute to the Company's goals and objectives and its overall financial success. In determining executive compensation, the Compensation Committee will review and evaluate information supplied by management and will base decisions both on the Company's performance and on the individual's contribution and performance. The compensation of executive officers includes salary and incentive compensation.

Salary

         Mr. Fellows' compensation for serving as Chief Executive Officer of the Company, including salary, bonus and benefits, is and will generally be governed by the terms of his employment agreement with the Company. See "Executive Compensation--Employment Agreements" set forth above in this Proxy Statement. However, the Board of Directors has significant discretion in determining bonuses to be paid to Mr. Fellows, as well as annual salary increases after Fiscal 2001. The Compensation Committee determined the amount of Mr. Fellows' base salary after considering the following: competitive levels of compensation for chief executive officers managing operations of similar size, complexity and performance level; Mr. Fellows' general knowledge and experience of the CRM business and his contribution to the Company's business success; and the Compensation Committee's belief that Mr. Fellows has the managerial capability to ensure the Company's continued growth into the foreseeable future. In determining Mr. Fellows' bonus for Fiscal 2001, the Compensation Committee considered the Company's earnings per share and profitability in Fiscal 2001 and the Company's performance in Fiscal 2001 as measured against shareholder expectations.

          In addition to Mr. Fellows, salaries, bonuses and benefits paid to Mr. Berwanger, Mr. Scharff, Mr. Burkitt and Mr. Little are and will be governed by the terms of their employment agreements with the Company. See "Executive Compensation--Employment Agreements" set forth above in this Proxy Statement. Salaries and bonuses paid to Mr. Brunke will be governed by the terms of an employment agreement, which agreement is currently under negotiation. Salaries will continue to be set at levels intended to reward achievement of individual and company goals and to motivate and retain highly qualified executives whom the Compensation Committee believes are important to the continued success of the Company. While the decisions are not based on strict formulas, the Compensation Committee considers various measures of the financial condition of the Company in absolute terms and in relation to the Company's performance goals. Bonuses are typically calculated as a certain percentage of each executive's base salary and generally range from 0% to 70% of an executive's base salary.

Incentive Compensation

          The Compensation Committee believes that incorporating annual incentive compensation into the total compensation of executive officers encourages the executives to have the common goal of achieving the Company's economic and strategic objectives. As with salary and bonus considerations, the decisions regarding incentive compensation, which may take the form of grants of stock options or grants of restricted stock, are based on corporate performance. While the decisions are not based on strict formulas, the Compensation Committee considers whether the Company has met certain financial and operating performance targets. The performance targets include billable hour levels, earnings per share and net profits. Based on the Company's performance in these criteria in Fiscal 2001, the Compensation Committee granted Mr. Fellows' options to purchase 30,000 shares of Common Stock. Pursuant to the terms of his new employment agreement, Mr. Fellows also was granted 100,000 shares of restricted Common Stock under the 2001 Stock Award Plan.

Summary

          As described above, the Compensation Committee believes that its policies and actions have, and will continue to, motivate and reward the executive officers who contribute to the Company's financial performance and increase the Company's value to shareholders.

                             COMPENSATION COMMITTEE:

               Herbert Kurtz                            David P. Madigan
               Gregory Lakin                            Jeffrey J. Jensen

February 7, 2002

                     REPORT OF THE ADMINISTRATIVE COMMITTEE
                            OF THE BOARD OF DIRECTORS

Incentive Compensation

          Decisions regarding incentive compensation, which may take the form of grants of stock options, are based on both corporate and individual performance. The Administrative Committee is responsible for granting options to executive officers of the Company under the 1996 Stock Incentive Plan and Awards under the RMH Teleservices,

Inc. 2001 Stock Award Plan. Incentive compensation paid to the Named Executive Officers during Fiscal 2001 was in the form of stock options and restricted stock awards.

                            ADMINISTRATIVE COMMITTEE:

               Herbert Kurtz                              David P. Madigan

February 7, 2002

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

          The Audit Committee of the Board is composed of three independent directors, in accordance with Section 4200(a)(14) of the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix B.

          The Audit Committee has reviewed and discussed the Company's audited financial statements for Fiscal 2001 with management and the Company's independent public accountants. Specifically, the Audit Committee has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

          The Audit Committee has received the written disclosures and the letter from the Company's independent public accountants, Arthur Andersen LLP, required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with the independent public accountants their independence.

          Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2001.

Audit Fees

          Arthur Andersen LLP's fees for the audit of the Company's annual financial statements for Fiscal 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $158,500.

Financial Information Systems Design and Implementation Services

          Arthur Andersen LLP provided no services related to financial information systems design and implementation services for Fiscal 2001.

All Other Fees


          Arthur Andersen LLP billed the Company a total of $54,750 for services other than audit services rendered for Fiscal 2001.


          The Audit Committee has considered whether the provision of other services by Arthur Andersen LLP is compatible with maintaining its independence.

                                AUDIT COMMITTEE:

               Herbert Kurtz            David Madigan         Jeffrey J. Jensen

February 7, 2002

Stock Performance Graph

          The following performance graph compares the cumulative shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Index and an index of peer group companies consisting of teleservices companies for the period from September 30, 1996 to September 30, 2001. This peer group is one with which the management believes the Company to be most aligned. The graph assumes that $100 was invested in the Company's Common Stock and each index on September 30, 1996 and that any dividends were reinvested.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG RMH TELESERVICES, INC., THE S& P 500 INDEX
                                AND A PEER GROUP

                              [GRAPH APPEARS HERE]


                      COMPARISON OF CUMULATIVE TOTAL RETURN
               FROM SEPTEMBER 30, 1996 TO SEPTEMBER 30, 2001 AMONG RMH TELESERVICES, INC., STANDARD & POOR'S 500 INDEX
                              AND A PEER INDEX (1)

                           9/30/96  9/30/97  9/30/98  9/30/99  9/30/00  9/30/01
RMH Teleservices, Inc. ...   $100    $  62    $  17    $  26      $109     $ 73
Peer Index ...............   $100    $  35    $  20    $  23      $ 36     $ 20
S&P 500 ..................   $100    $ 142    $ 153    $ 196      $222     $163


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act and the regulations thereunder require the Company's directors and executive officers, and persons who own more than ten percent of its outstanding Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock. The Company's executive officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms ("Forms 3, 4, and 5") that they file. To the Company's knowledge, based solely on a review of copies of the Forms 3, 4 and 5 furnished to the Company and written representations as to all transactions in the Company's securities effected during the period from October 1, 2000 through September 30, 2001, all applicable Section 16(a) filing requirements were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 14, 1999, the Company loaned $84,800 to John Fellows, Chief Executive Officer of the Company (the "Loan"). Interest on the Loan accrues at an annual rate of 7% and is due and payable annually, on January 1 of each year, commencing on January 1, 2001. The principal balance of the Loan and all accrued and unpaid interest thereon is due and payable in full on the earlier to occur of (i) December 14, 2004 or (ii) the date on which Mr. Fellows' employment with the Company is terminated. Mr. Fellows' obligations with respect to the Loan were secured by 100,000 shares of restricted Common Stock owned by Mr. Fellows, including all substitutions and replacements therefor. The Company subsequently released its lien on 40,000 shares of restricted Common Stock securing the Loan. The Loan is currently secured by the remaining 60,000 shares of restricted Common Stock.

         On March 30, 2000, R-T Investors, LLC became the owner of approximately 49% of the Company's Common Stock then outstanding pursuant to two separate agreements with Raymond Hansell and Mary Sue Lucci Hansell and with Advanta Partners LP. In connection with the purchase of the shares of Common Stock from Advanta Partners LP and Mr. and Mrs. Raymond Hansell, R-T Investors, LLC entered into a shareholder agreement with the Company dated March 28, 2000. On June 2, 2000, the 4,072,956 shares of Common Stock held by R-T Investors, LLC were distributed to the members of R-T Investors, LLC, Jeffery J. Jensen, one of the Company's directors, Ronald L. Jensen, Gladys M. Jensen, Jami J. Jensen, Julie
J. Jensen, Janet J. Jensen and James J. Jensen, all of whom are parents or siblings of Jeffrey J. Jensen (collectively, the "Jensen Family"). Pursuant to the distribution of the shares held by R-T Investors, LLC, the shareholder agreement by and between R-T Investors, LLC and the Company dated March 28, 2000 was amended and restated in an Amended and Restated Shareholder Agreement among the Company and the members of the Jensen Family dated March 30, 2001 (the "Shareholder Agreement"). In the Shareholder Agreement, the Company agreed to use its best efforts to cause two persons designated by the Jensen Family, who are reasonably acceptable to the Chief Executive Officer and the Independent Directors (as defined below), to be elected to the Board and the Jensen Family agreed that they (including their affiliates) will not, directly or through affiliates, consummate any tender offer, exchange offer, merger or other business combination, recapitalization or similar transaction involving the Company or any of our subsidiaries unless approved by (i) a majority of members of a special committee consisting of all of the independent directors and (ii) a majority of the shares not owned by the Jensen Family or their affiliates or, in the case of a tender offer or exchange offer, the offer has a minimum condition that a majority of the shares not owned by the Jensen Family or their affiliates shall have been validly tendered and not withdrawn and the offer provides that it will be extended for ten business days after the Jensen Family has publicly announced that such minimum condition has been satisfied. "Independent Director" is defined in the Shareholder Agreement as a director of the Company who is not (apart from such directorship) (i) an officer, director, Affiliate, employee, shareholder, consultant or partner of a member of the Jensen Family or any Affiliate of a member of the Jensen Family or of any entity that was dependent upon a member of the Jensen Family or any Affiliate of a member of the Jensen Family for more than 5% of its revenues or earnings in its most recent fiscal year, or (ii) an officer, employee, consultant or partner of the Company or any Affiliate of the Company or an officer, employee, shareholder, consultant or partner of an entity that was dependent upon the Company or any Affiliate of the Company for more than 5% of its revenues or earnings in its most recent fiscal year. "Affiliate" is defined in the Shareholder Agreement as having the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934 on the date the Shareholder Agreement was executed and, for the purposes of the Shareholder Agreement, each member of the Jensen Family shall be deemed an Affiliate of each other member of the Jensen Family. The Jensen Family further agreed that, in the event shareholder approval is sought for any third party takeover proposal that has been approved by the Company's Board of Directors, it will vote any shares it holds that exceed 32% of the total shares voting on the proposal in the same proportion as votes cast by shareholders who are not affiliated with the Jensen Family. Pursuant to the Shareholder Agreement, the Jensen Family designated Jeffrey Jensen to be elected to the Board of Directors. Each member of the Jensen Family currently holds in excess of five percent of the Company's Common Stock as reflected on the Security Ownership table elsewhere in this Proxy Statement.

         In March 2000, Special Investors Risks, Inc. ("SIR"), an entity wholly owned by Ronald L. Jensen, a shareholder of the Company, made loans to three executive officers of the Company. SIR loaned $746,691.55 to John Fellows, Chief Executive Officer of the Company, $73,700 to Noah Asher, then Chief Financial Officer of the

Company and $110,550 to Robert Berwanger, Chief Operating Officer of the Company. Interest on each loan accrues at an annual rate of 9% and is due and payable annually commencing on March 30, 2001. The principal balance of the loans to John Fellows and Robert Berwanger and all accrued and unpaid interest thereon is due and payable in full on the earlier of (i) March 30, 2003 or (ii) the date on which such officer's employment with the Company is terminated. Approximately $37,000 of the principal balance of the loan made to Mr. Asher was repaid in October 2001. The remainder of the principal balance and all accrued and unpaid interest remain outstanding. Each officer's obligation under his respective loan is secured by a first priority security interest in shares of the Company's Common Stock held by such officer and all substitutions and replacements therefor and all proceeds thereof. Mr. Fellows pledged a total of 101,315 shares as collateral for the loan made to him, Mr. Asher pledged 10,000 shares as collateral for the loan made to him and Mr. Berwanger pledged 15,000 shares as collateral for the loan made to him. If the officer sells or otherwise disposes of any of the shares pledged by him, he is required to make principal payments on the loan in an amount equal to the product obtained by multiplying the share percentage (as determined below) by the outstanding principal balance of the loan at the time of such sale or disposition. If the officer defaults on the loan, SIR may exercise voting and other consensual rights and receive dividends and any other payments with respect to the shares pledged by such officer. In addition, in the event of default, SIR may sell the pledged shares or any part thereof in one or more blocks at public or private sale in addition to any other rights available to it under the Uniform Commercial Code. The "share percentage" means, at the time of any sale or other disposition of all or any part of the pledged shares, the percentage obtained by dividing (i) the number of pledged shares sold or otherwise disposed of by (ii) the total number of pledged shares existing immediately prior to such sale or disposition. Jeffrey J. Jensen, a director of the Company, is Vice President and Secretary of SIR.

         On March 30, 2001, pursuant to a stock purchase agreement of the same date, in a private placement transaction, Jeffrey J. Jensen purchased 400,182 shares of the Company's Common Stock, James J. Jensen purchased 175,000 shares of the Company's Common Stock, Ronald L. Jensen and Gladys M. Jensen jointly purchased 313,000 shares of the Company's Common Stock, and each of Janet J. Jensen, Jami J. Jensen and Julie J. Jensen purchased 310,000 shares of the Company's Common Stock from the Company at the then-current market price of $5.50 per share, for an aggregate purchase price of approximately $10,000,001.

         On July 19, 2001, the Company borrowed $5,000,000 from an affiliate of Jeffrey J. Jensen. This loan was a short term loan, with an interest rate of 8.5% per annum and a maturity date of September 24, 2001. The maturity date on this loan was subsequently extended to October 24, 2001. This loan has since been repaid in full by the Company.

         On October 26, 2001, pursuant to a stock purchase agreement of the same date, in a private placement transaction, three entities purchased from the Company, at a purchase price of $9.6417 per unit, each unit comprised of one share and one-third of a warrant, an aggregate of 217,804 shares of Common Stock and warrants to purchase 83,491 shares of the Company's Common Stock at an exercise price of $12.00 per share, for an aggregate purchase price of $2,000,000. The shares of the Company's Common Stock and warrants to purchase shares of the Company's Common Stock were allocated among the three entities as follows: JFO 1, LLC received 118,682 shares of the Company's Common Stock for a purchase price of approximately $1,144,296; Texas Margins, LLC received 76,000 shares of the Company's Common Stock and warrants to purchase 76,000 shares of the Company's Common Stock for a purchase price of approximately $732,769; and Gladshare 1, LLC purchased from the Company 23,122 shares of the Company's Common Stock and warrants to purchase 7,491 shares of the Company's Common Stock for a purchase price of approximately $222,935. Ronald L. Jensen and James J. Jensen have approximately a 66% and 34% membership interest, respectively, in JFO 1, LLC. Texas Margins, LLC and Gladshare 1, LLC are entities organized by affiliates of Ronald L. Jensen and to which Ronald L. Jensen loaned funds used to purchase the above-referenced shares of Common Stock and warrants. Ronald L. Jensen owns no equity interest in, and disclaims beneficial ownership of, the shares of Common Stock owned by Texas Margins, LLC and Gladshare 1, LLC and the shares of Common Stock issuable upon the exercise of warrants owned by Texas Margins, LLC and Gladshare 1, LLC. In lieu of a placement fee, JFO 1, LLC, Texas Margins, LLC and Gladshare 1, LLC each received a credit of approximately 5% of their pro rata share of the total selling price of the securities sold in this private placement transaction and the three entities received warrants to purchase shares of the Company's Common Stock equal to approximately 5% of the total shares of Common Stock purchased by such entities on October 26, 2001, in the same proportion as the placement fee received by the placement agent in a related private placement transaction which was completed on September 28, 2001.

     In December 2001, the Company made loans to six executive officers of the Company. The Company loaned $179,434 to John Fellows, Chief Executive Officer of the Company, and $89,717 to each of Scot Brunke, Executive Vice-President and Chief Financial Officer of the Company, Robert Berwanger, Executive Vice President and Chief Operating Officer of the Company, Michael Scharff, Executive Vice President, Secretary and Treasurer of the Company, Paul Little, Executive Vice President of Human Resources for the Company, and Paul Burkitt, Executive Vice President of Sales and Marketing for the Company. Each loan was made in connection with the Company awarding shares of its Common Stock to each employee under the Company's 2001 Stock Award Plan. Each employee made an election under
Section 83(b) of the Internal Revenue Code of 1986, as amended, and applicable regulations promulgated thereunder. Each loan is secured by the Common Stock issued to such employee under the 2001 Stock Award Plan. Interest on each loan accrues at a variable rate which is adjusted as required to equal the then-current prime rate of interest as published in The Wall Street Journal, and is due and payable annually commencing on December 15, 2002. The principal balance for each loan is due and payable in full on the earlier of (i) November 30, 2010, (ii) the date on which the applicable employee sells or otherwise disposes of the shares of Common Stock awarded under the 2001 Stock Award Plan which secure the loan, or (iii) the 12 month anniversary of the date on which the applicable employee resigns or leaves the employ of the Company in any other voluntary manner, or the applicable employee's employment is terminated for cause, as such term is defined in the Loan Agreements dated as of December 15, 2001.

     The Company has an arrangement with Excel Global Services Ltd. whereby the Company manages a call center for Excel Global Services, Ltd. in the United Kingdom. For these management services, Excel Global Services, Ltd. paid the Company $47,721.68 in Fiscal 2001 and has paid the Company $25,000 per month since the end of Fiscal 2001. The arrangement between the Company and Excel Global Services, Inc. can be terminated at will by either party. Ronald L. Jensen owns approximately 57% of the stock of Excel Global Services, Inc.

                               GENERAL INFORMATION

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO MICHAEL J. SCHARFF, EXECUTIVE VICE PRESIDENT, AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT 40 MORRIS AVENUE, BRYN MAWR, PENNSYLVANIA 19010.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 2003 Annual Meeting of Shareholders must be received by the Company no later than October 11, 2002 and be otherwise in compliance with applicable laws and regulations in order for such proposals to be considered for inclusion in the Company's Proxy Statement.

     A shareholder of the Company may wish to have a proposal presented at the 2003 Annual Meeting of Shareholders, but not to have such proposal included in the Company's Proxy Statement and Form of Proxy relating to that meeting. If notice of any such proposal is not received by the Company no later than October 11, 2002 at its executive offices located at 40 Morris Avenue, Bryn Mawr, Pennsylvania 19010, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

                                   By Order of the Board of Directors

                                   Michael J. Scharff
                                   Secretary

February 7, 2002

                                                                      Appendix A

                             RMH Teleservices, Inc.

                            1996 STOCK INCENTIVE PLAN

                 Amended and Restated Effective January 18, 2000

         1.   Purpose. RMH Teleservices, Inc., a Pennsylvania corporation (the
              -------
"Company"), hereby adopts this amended and restated RMH Teleservices, Inc. 1996 Stock Incentive Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, no par value (the "Common Stock"), and through the transfer or issuance of Common Stock. In addition, the Plan is intended as an additional incentive to directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock. Furthermore, the Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

         2.   Definitions.   Unless the context clearly indicates otherwise, the
              -----------
following terms shall have the following meanings:

         (a)  "Act" means the Securities Act of 1933.

         (b) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of
Section 424(e) or (f) of the Code.

         (c) "Award" shall mean a transfer of Common Stock made pursuant to the terms of the Plan.

         (d) "Award Agreement" shall mean the agreement between the Company and a Grantee with respect to an Award made pursuant to the Plan.

         (e)  "Board of Directors" means the Board of Directors of the Company.

         (f) "Change of Control" shall have the meaning as set forth in Section 9 of the Plan.

         (g)  "Code" means the Internal Revenue Code of 1986, as amended.

         (h) "Committee" shall have the meaning set forth in Section 3 of the Plan.

         (i) "Common Stock" shall have the meaning set forth in Section 1 of the Plan.

         (j) "Company" means RMH Teleservices, Inc., a Pennsylvania corporation.

         (k) "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

         (l)  "Employee" means an employee of the Company or an Affiliate.

         (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (n) "Fair Market Value" shall have the meaning set forth in Subsection 8(b) of the Plan.

            (o) "Grantee" shall mean a person to whom an Award has been granted pursuant to the Plan.

            (p) "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

            (q) "Non-Employee Director" shall mean a member of the Board of Directors of the Company who is a "non-employee" of the Company within the meaning of Rule 16b-3.

            (r) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

            (s) "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

            (t) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

            (u) "Option Document" means the document described in Section 8 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

            (v) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) of the Plan.

            (w) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange
Act.

            (x) "SAR" shall have the meaning set forth in Section 11 of the Plan.

            (y) "Section 16 Officers" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Exchange Act or any successor rule.

            (z) "Shares" means the shares of Common Stock of the Company which are the subject of Options or granted as Awards under the Plan.

            3.  Administration of the Plan. The Board of Directors may
                --------------------------
administer the Plan itself or may designate a committee or committees which may be composed of two or more of Non-Employee Directors or of such other persons as may be designated for such purpose by the Board of Directors, to operate and administer the Plan with respect to all or any designated portion of the participants. Any such committee designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee."

            (a) Meetings. The Committee shall hold meetings at such times and
                --------
places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held.

            (b) Exculpation. No member of the Board of Directors shall be
                -----------
personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Subsection 3(b) shall not apply to (i) any breach of such member's duty of loyalty to the Company, an Affiliate, or the Company's shareholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under applicable law, and (iv) any transaction from which the member derived an improper personal benefit.

           (c) Indemnification. Service on the Committee shall constitute
               ---------------
service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further act on his or her part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

           (d) Interpretation. The Committee shall have the power and authority
               --------------
to interpret the Plan and to adopt rules and regulations for its administration that are not inconsistent with the express terms of the Plan. Any such actions by the Committee shall be final, binding and conclusive on all parties in interest.

           4.  Grants under the Plan. Grants under the Plan may be in the form
               ---------------------
of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

           5.  Eligibility. All Employees, members of the Board of Directors and
               -----------
consultants and advisors to the Company shall be eligible to receive Options and Awards hereunder. Consultants and advisors shall be eligible only if they render bona fide services to the Company unrelated to the offer or sale of securities; provided, however, that the limitation contained in this sentence shall not apply to the extent that the inapplicability of such limitation will not disqualify the Common Stock from being eligible for registration on Form S-8 (or any successor form) under the Act. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee.

           6.  Shares Subject to Plan. The aggregate maximum number of Shares
               ----------------------
for which Awards or Options may be granted pursuant to the Plan is One Million Nine Hundred Fifty Thousand (1,950,000). The number of Shares which may be issued under the Plan shall be further subject to adjustment in accordance with
Section 10. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason or if Shares subject to an Award have been conveyed back to the Company pursuant to the terms of an Award Agreement, the Shares for which the Option was not exercised or the Shares that were conveyed back to the Company may again be the subject of one or more Options or Awards granted pursuant to the Plan.

           7.  Term of the Plan. The Plan, as amended and restated herein, is
               ----------------
effective as of January 18, 2000, the date on which it was adopted by the Board of Directors, subject to the approval of this Plan, as amended, within one year after such date by the shareholders in the manner required by state law. If the Plan, as amended, is not so approved by the shareholders, the Plan, as in effect prior to this amendment and restatement, shall remain in full force and effect without change. No ISO may be granted under the Plan on or after August 19, 2006.

           8.  Option Documents and Terms. Each Option granted under the Plan
               --------------------------
shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for Federal income tax purposes. If any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

           (a) Number of Option Shares. Each Option Document shall state the
               -----------------------
number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not intended to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan. Notwithstanding anything herein to the contrary, no Optionee shall be granted Options during one fiscal year of the Company for more than one hundred thousand (100,000) Shares (such number to be subject to adjustment in accordance with Section 10).

           (b) Option Price. Each Option Document shall state the Option Price
               ------------
which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not traded in a public market, Fair Market Value shall be determined in good faith by the Committee.

         (c) Exercise. No Option shall be deemed to have been exercised prior to
             --------
the receipt by the Company of written notice of such exercise and (unless arrangements satisfactory to the Company have been made for payment through a broker in accordance with procedures permitted by Regulation P of the Federal Reserve Board) of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Act), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that
(a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that
(i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

         (d) Medium of Payment. Subject to the terms of the applicable Option
             -----------------
Document, an Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation P of the Federal Reserve Board. The Optionee may also exercise the Option in any manner contemplated by
Section 11. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock held by the Optionee. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate or certificates issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

         (e) Termination of Options.

             (i) No Option shall be exercisable after the first to occur of the following:

                (A) Expiration of the Option term specified in the Option Document, which, in the case of an ISO, shall not occur after (1) ten years from the date of grant, or (2) five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                (B) Except to the extent otherwise provided in an Optionee's Option Document, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of the Optionee's employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

                (C) The date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company;

                (D) The occurrence of such other event or events as may be set forth in the Option Document as causing an accelerated expiration of the Option; or

                (E) Except as otherwise set forth in the Option Document and subject to the foregoing provisions of this Subsection 8(e), three months after the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or one year after such termination due to Optionee's Disability or death. With respect to this Subsection 8(e)(i)(E), the only Options that may be exercised during the three-month or one-year period, as the case may be, are Options which were exercisable on the last date of such employment or service and not Options which, if the Optionee were still employed or rendering service during such three-month or one-year period, would become exercisable, unless the Option Document specifically provides to the contrary. The terms of an executive severance agreement or other agreement between the Company and an Optionee, approved by the Committee, whether entered into prior or subsequent to the grant of an Option, which provide for Option exercise dates later than those set forth in Subsection 8(e)(i) shall be deemed to be Option terms approved by the Committee and consented to by the Optionee.

          (ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

          (iii) Notwithstanding anything to the contrary contained in the Plan or an Option Document, an ISO shall be treated as a Non-qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

     (f)  Transfers. No Option granted under the Plan may be transferred, except
          ---------
by will or by the laws of descent and distribution except as otherwise set forth in the Option Document or to the extent that the Committee otherwise determines.

     (g)  Limitation on ISO Grants. To the extent that the aggregate fair market
          ------------------------
value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which ISO's under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such ISO's shall, to the extent of such excess, be treated as Non-qualified Stock Options.

     (h)  Other Provisions. Subject to the provisions of the Plan, the Option
          ----------------
Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

         (i)    Amendment. Subject to the provisions of the Plan, the Committee
                ---------
shall have the right to amend any Option Document or Award Agreement issued to an Optionee or Award holder, subject to the Optionee's or Award holder's consent if such amendment is not favorable to the Optionee or Award holder, or if such amendment has the effect of changing an ISO to a Non-Qualified Stock Option, except that the consent of the Optionee or Award holder shall not be required for any amendment made pursuant to Subsection 8(e)(i)(C) or Section 9 of the Plan, as applicable.

         9.     Change of Control. In the event of a Change of Control, the
                -----------------
Committee may take whatever actions it deems necessary or desirable with respect to any of the Options outstanding which need not be treated identically, including, without limitation, accelerating (a) the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees, or (b) the exercisability of the Option. Notwithstanding the foregoing, in the event of a Change of Control, Options granted pursuant to the Plan will become automatically exercisable in full but only with respect to those Optionees who, in the good faith determination of the Board of Directors, are likely to have their relationship with the Company or any Affiliate of the Company terminated (including constructive termination through a significant decrease in authority, responsibility or overall total compensation) as a result of such Change of Control.

         A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events:

         (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, any "person" (as hereinabove defined) acting on behalf of the Company as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any "person" (as hereinabove defined) who, on the date the Plan is effective, shall have been the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of or have voting control over shares of capital stock of the Company possessing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities) is or becomes the "beneficial owner" (as hereinabove defined), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

         (ii) during any period of not more than two consecutive years (not including any period prior to the date the Plan is effective), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a "person" (as hereinabove defined) who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 9) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

         (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other legal entity, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) (other than a "person" who, on the date the Plan is effective, shall have been the "beneficial owner" (as hereinabove defined) of or have voting control over shares of capital stock of the Company possessing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities;

         (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect); or

         (v) a "change of control" as hereinafter defined by the Board of Directors for the express purposes of this Plan has occurred.

         10.    Adjustments on Changes in Capitalization.

         (a) In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of the Company which are outstanding on the date of grant and which are convertible into Common Stock) or dividends payable in Shares, an equitable adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of Shares and price per Share subject to outstanding Options. Unless the Committee makes other provisions for the equitable settlement of outstanding Options, if the Company shall be reorganized, consolidated, or merged with another corporation or other legal entity, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of his or her Option the same number and kind of shares of stock or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence of any such corporate event as if he or she had been, immediately prior to such event, the holder of the number of Shares covered by his or her Option.

         (b) Any adjustment under this Section 10 in the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

         (c) The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

         11.    Stock Appreciation Rights (SARs).

         (a)    In General. Subject to the terms and conditions of the Plan, the
                ----------
Committee may, in its sole and absolute discretion, grant to an Optionee the right to surrender an Option to the Company, in whole or in part, and to receive in exchange therefor payment by the Company of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Option, or portion thereof, so surrendered (determined in the manner described in section 8(b) as of the date the SARs are exercised) over the exercise price to acquire such shares (which right shall be referred to as an "SAR"). Except as may otherwise be provided in an Option Document, such payment may be made, as determined by the Committee in accordance with subsection 11(c) below and set forth in the Option Document, either in shares of Common Stock or in cash or in any combination thereof.

         (b)    Grant. Each SAR shall relate to a specific Option granted under
                -----
the Plan and shall be granted to the Optionee concurrently with the grant of such Option by inclusion of appropriate provisions in the Option Document pertaining thereto. The number of SARs granted to an Optionee shall not exceed the number of shares of Common Stock which such Optionee is entitled to purchase pursuant to the related Option. The number of SARs held by an Optionee shall be reduced by (i) the number of SARs exercised under the provisions of the Option Document pertaining to the related Option, and (ii) the number of shares of Common Stock purchased pursuant to the exercise of the related Option.

         (c)    Payment. The Committee shall have sole discretion to determine
                -------
whether payment in respect of SARs granted to any Optionee shall be made in shares of Common Stock, or in cash, or in a combination thereof. If payment is made in Common Stock, the number of shares of Common Stock which shall be issued pursuant to the exercise of SARs shall be determined by dividing (i) the total number of SARs being exercised, multiplied by the amount by which the Fair Market Value (as determined under section 8(b)) of a share of Common Stock on the exercise date exceeds the exercise price for shares covered by the related Option, by (ii) the Fair Market Value of a share of Common Stock on the exercise date of the SARs. No fractional share of Common Stock shall be issued on exercise of an SAR; cash may be paid by the Company to the individual exercising an SAR in lieu of any such fractional share. If payment on exercise of an SAR is to be made in cash, the individual exercising the SAR shall receive in respect of each share to which such exercise relates an amount of money equal to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the exercise price for shares covered by the related Option.

         (d)    Limitations. SARs shall be exercisable at such times and under
                -----------
such terms and conditions as the Committee, in its sole and absolute discretion, shall determine; provided, however, that an SAR may be exercised only at such times and by such individuals as the related Option under the Plan and the Option Agreement may be exercised.

         12.    Terms and Conditions of Awards. Awards granted pursuant to the
                ------------------------------
Plan shall be evidenced by written Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee may from time to time require which are not inconsistent with the terms of the Plan.

         (a)    Number of Shares.  Each Award Agreement shall state the number
                ----------------
of shares of Common Stock to which it pertains.

         (b)    Purchase Price. Each Award Agreement shall specify the purchase
                --------------
price, if any, which applies to the Award. If the Board specifies a purchase price, the Grantee shall be required to make payment on or before the date specified in the Award Agreement. A Grantee shall pay for Shares (i) in cash,
(ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

         (c)    Grant. In the case of an Award which provides for a grant of
                -----
Shares without any payment by the Grantee, the grant shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the grant shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing Shares granted pursuant to an Award shall be issued in the sole name of the Grantee. Notwithstanding the foregoing, as a precondition to a grant, the Company may require an acknowledgment by the Grantee as required with respect to Options under Section 8.

         (d)    Conditions. The Committee may specify in an Award Agreement any
                ----------
conditions under which the Grantee of that Award shall be required to convey to the Company the Shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such Shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company or an officer of the Company until such time as each and every condition has lapsed and that the Grantee be required, as a condition of the Award, to deliver to such escrow agent or Company officer stock powers covering the Award Shares duly endorsed by the Grantee. Unless otherwise provided in the Award Agreement, distributions made on Shares held in escrow will be deposited in escrow, to be distributed to the party becoming entitled to the Shares on which the distribution was made. Stock certificates evidencing Shares subject to conditions shall bear a legend to the effect that the Common Stock evidenced thereby is subject to repurchase or conveyance to the Company in accordance with an Award made under the Plan and that the Shares may not be sold or otherwise transferred.

         (e)    Lapse of Conditions. Upon termination or lapse of each and every
                -------------------
forfeiture condition, if any, the Company shall cause certificates without the legend referring to the Company's repurchase right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee's surrender of the legended certificates held by him or her to the Company.

         (f)    Rights as Shareholder. Upon payment of the purchase price, if
                ---------------------
any, for Shares covered by an Award and compliance with the acknowledgment requirement of subsection 12(c), the Grantee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

         13.    Amendment of the Plan. The Board of Directors of the Company may
                ---------------------
amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not change the class of individuals eligible to receive an ISO or increase the maximum number of Shares as to which Options may be granted without obtaining approval, within twelve months before or after such action, by the shareholders in the manner required by state law. Notwithstanding anything herein to the contrary, the Committee may, at its sole discretion, amend the Plan and any outstanding Option or Award to (i) eliminate any provision it determines is no longer required to comply with Rule 16b-3 as a result of revisions to Rule 16b-3 which are generally effective after the date the Plan is effective or (ii) provide the holder of the Option or Award an exemption from potential liability under Section 16(b) of the Exchange Act and the rules and regulations thereunder.

         14.    No Commitment to Retain. The grant of an Option or Award
                -----------------------
pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Grantee as an employee, consultant or advisor of the Company or any Affiliate, as a member of the Board of Directors or in any other capacity.

         15.    Withholding of Taxes. In connection with any event relating to
                --------------------
an Option or Award, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligations under the Plan shall be conditioned on the Optionee's or Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

         16.    Interpretation. The Plan is intended to enable transactions
                --------------
under the Plan with respect to directors to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in
Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Exchange Act.

                                                                      Appendix B

                             RMH Teleservices, Inc.

                             AUDIT COMMITTEE CHARTER

I.   PURPOSE

         The primary function of the Audit Committee of RMH Teleservices, Inc. is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation; and, the Corporation's system of internal controls including auditing, accounting and financial reporting practices. Consistent with this function, the Audit Committee should foster adherence to and should encourage continuous improvement of the Corporation's policies, procedures and practices at all levels.

II.  COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board. Each of the directors shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with finance and accounting practices.

III. MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Minutes of each meeting shall be prepared and sent to Committee members and to all members of the Corporation's board of directors. Copies of the minutes are to be provided to the independent accountants. As part of their responsibility to foster open communications, the Committee may request members of management or others to attend the meetings and provide pertinent information, as necessary. In addition, the Committee may meet with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

IV.  RESPONSIBILITIES

         Provide an open avenue of communication between the independent accountants and the board of directors.

         Recommend to the board of directors the independent accountants to be nominated, and review and approve the discharge of the independent accountants, if warranted.

         Review the independence of the independent accountants.

         Review with the independent accountants their process for identifying significant risks or exposures and the proposed audit plan and scope to assure proper audit coverage.

         Consider and review with the independent accountants the adequacy of the Corporation's internal controls including computerized information system controls and security.

         Consider whether the Corporation requires an internal auditor.

         Review with management and the independent accountants on a quarterly or annual basis, as appropriate:

         . The Corporation's financial statements and related footnotes, including their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed.

         . Any significant changes required in the independent accountants' audit plan.

         . Any serious difficulties or disputes with management encountered during the course of the audit.

         . Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

         Review with management the results of their review of the Corporation's monitoring of compliance with the Corporation's code of conduct.

         Review with management and the independent accountants any legal and regulatory matters that may have a material impact on the financial statements. This includes related Corporate compliance policies, programs, and reports received from regulators.

         Report Committee actions to the board of directors with such recommendations, as the Committee may deem appropriate.

         The Committee will perform such other functions as assigned by law, the Corporation's charter or bylaws, or the board of directors.

                             RMH TELESERVICES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of RMH Teleservices, Inc. (the "Company") hereby appoints Herbert Kurtz and John A. Fellows and each of them acting individually, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting of Shareholders of the Company to be held at the Gregg Conference Center at The American College, 270 South Bryn Mawr Avenue, Bryn Mawr, Pennsylvania 19010, on Thursday, February 28, 2002 at 10:00 a.m., and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the opposite side of this Proxy.

         Unless otherwise specified, all shares will be voted "FOR" the election of the nominee for director of the Company, "FOR" the approval of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year ending September 30, 2002, "FOR" the approval of the amendment to the Company's 1996 Stock Incentive Plan and "FOR" the approval of the amendment to the Articles of Incorporation of the Company. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the and any adjournment or postponement thereof.

                           [_] Mark here for address change and note on reverse.


                     (Please sign and date on reverse side)

[X] Please mark your votes as in this example.

1.  Election of Director:      John A. Fellows                                  INSTRUCTIONS: To withhold authority to vote for an
                                                                                individual nominee, write that nominee's name on the
           FOR [_]                  AUTHORITY WITHHELD [_]                      line provided below.

                                                                                ----------------------------------------------------

2. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 2002.

           FOR [_]     AGAINST [_]      ABSTAIN [_]

3.  The Proposal to approve the amendment to the Company's 1996 Stock Incentive
    Plan.

           FOR [_]     AGAINST [_]      ABSTAIN [_]

4.  The Proposal to approve the amendment to the Articles of Incorporation      The undersigned hereby revokes all previous proxies
    of the Company.                                                             for the meeting and acknowledges receipt of the
                                                                                Notice of Annual Meeting, Proxy Statement and Annual
           FOR [_]     AGAINST [_]      ABSTAIN [_]                             Report of RMH Teleservices, Inc.

                                                                                -----------------------------      -------------
                                                                                Signature(s)                       Date

                                                                                -----------------------------      -------------
                                                                                Signature(s)                       Date

                                                                                NOTE: Please sign this Proxy exactly as name(s)
                                                                                appears in address. When signing as
                                                                                attorney-in-fact, executor, administrator, trustee
                                                                                or guardian, please add your titles as such and, if
                                                                                the signer is a corporation, please sign with full
                                                                                corporate name by duly authorized officer or
                                                                                officers and affix the corporate seal. Where stock
                                                                                is issued in the name of two or more persons, all
                                                                                such persons should sign.

   IMPORTANT--PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
       ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.